Exhibit 10.10
STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.
Agreement of Lease, made as of this 11th day of July  2005, between Scandia Realty Limited Partnership, having offices at 7-9 West 18th Street New York, New York 10011 party of the first part, hereinafter referred to as OWNER, and Intellect Neurosciences, Inc., a New York corporation with offices at 7-9 West 18th Street, New York, New York 10011 party of the second part, hereinafter referred to as TENANT.
Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner entire 9th floor (excluding common areas) in the building known as 7-9 West 18th Street (the “building”) in the Borough of Manhattan, City of New York, for the term of approximately 5 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (hereinafter defined), and to end on the Expiration Date (hereinafter defined) both dates inclusive, at the annual rental rate set forth on Schedule A annexed hereto which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).
     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent:
     1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:
     2. Tenant shall use and occupy demised premises for general and executive offices for medical research company provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.
Alterations:
     3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise. All fixtures, including lighting fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises (and Tenant shall not disassemble or remove any individual parts of such fixtures and installations) unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.
Repairs:
     4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.
Window Cleaning:
     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Law, Fire Insurance:
     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.
Subordination:
     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.
Tenant’s Liability Insurance Property Loss, Damage, Indemnity:
     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractor, employee, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant upon written notice from owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.
Destruction, Fire and Other Casualty:
     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained herein-above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.
Eminent Domain:
     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.
Assignment, Mortgage, Etc.:
     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.
Electric Current:
     12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
Access to Premises:
     13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants
Rider to be added if necessary.

If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.
Vault, Vault Space, Area:
     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.
Occupancy:
     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.
Bankruptcy:
     16.(a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
     (b)It it stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
Default:
     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted “or if this lease be rejected under § 235 of Title 11 of the U.S. Code (bankruptcy code);” or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or it Tenant shall make default with respect to any other lease between owner and Tenant or if such other lease is terminated by reason of Tenant’s default or if tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premisses within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceeding to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.
Remedies of Owner and Waiver of Redemption:
     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceeding or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re- entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remidy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.
Fees and Expenses:
     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder or in connection with any holdover proceeding makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.
Building Alterations and Management:
     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:
     21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of Term:
     22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.
Quiet Enjoyment:
     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure to Give Possession:
     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
No Waiver:
     25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease regardless of the number of times that such payment shall be made by such other person or entity. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.
Waiver of Trial by Jury:
     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.
Inability to Perform:
     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.
Bills and Notices:
     28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.
Water Charges:
     29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, $100.00 of the total meter charges as Tenant’s portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.
Sprinklers:
     30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ 75.00, on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.
Elevators, Heat, Cleaning:
     31. As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m.

(d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, at Owner’s option independently contract for the removal of such rubbish and refuse. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building and at such hours as Owner shall require. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.
Security:
32. Tenant has deposited with Owner the sum of $68,150.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Captions:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.
Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease is not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.
Adjacent Excavation Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of my additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.
Glass:

37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises.
Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications that, the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.
Directory Board Listing:

39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons or entities.
Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
See Schedule A, Rider, and Ex. A annexed to this lease and made a part hereof
In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

SCANDIA REALTY LIMITED PARTNERSHIP

Witness for Owner:	By:	/s/ [ILLEGIBLE]	(CORP. SEAL)

/s/ [ILLEGIBLE]			[L.S.]

INTELLECT NEUROSCIENCES, INC.

Witness for Tenant	By:	/s/ [ILLEGIBLE]	(CORP. SEAL)

/s/ [ILLEGIBLE]			[L.S.]

ACKNOWLEDGEMENTS
CORPORATE TENANT
STATE OF NEW YORK,    ss.:
County of
     On this       day of      , 19     , before me personally came         to me known, who being by me duly sworn, did depose and say that he resides in         that he is the          of the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
INDIVIDUAL TENANT
STATE OF NEW YORK,    ss.:
County of
     On this        day of     , 19     , before me personally came           to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that           he executed the same.
IMPORTANT — PLEASE READ
RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE IN
ACCORDANCE WITH ARTICLE 36.
     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.
     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.
     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.
     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of this Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.
     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.
     9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.
     10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall he responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing. Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
     11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.
     13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.
Address 7-9 West 18th St., NYC
entire 9th floor
Premises (excluding common areas)

SCANDIA REALTY LIMITED
PARTNERSHIP
TO
INTELLECT NEUROSCIENCES,
INC.

STANDARD FORM OF

LOFT LEASE
The Real Estate Board of New York, Inc.
© Copyright 1994. All rights Reserved.
Reproduction in whole or in part prohibited.

Dated                     19
Rent Per Year
Rent Per Month
Term
From
To
Drawn by ________
Checked by ________
Entered by ________
Approved by ________

SCHEDULE A TO LEASE, DATED
JULY 11, 2005, BETWEEN
SCANDIA REALTY LIMITED PARTNERSHIP,
AS OWNER, AND
INTELLECT NEUROSCIENCES, INC.
AS TENANT
          1. The “Commencement Date” of this lease is August 1, 2005. The “Expiration Date” is July 31, 2010, subject to any provision of this lease providing for earlier termination of the term of this lease.
          2. Tenant shall pay Owner rent (the “base rent”) at the following rates:
               (a) $136,300.00 per annum ($11,358.33 per month) for the period commencing August 1, 2005 and ending July 31, 2006;
               (b) $140,389.00 per annum ($11,699.08 per month) for the period commencing August 1, 2006 and ending July 31, 2007;
               (c) $144,600.20 per annum ($12,050.02 per month) for the period commencing August 1, 2007 and ending July 31, 2008;
               (d) $148,938.30 per annum ($12,411.52 per month) for the period commencing August 1, 2008 and ending July 31, 2009;
               (e) $153,403.30 per annum ($12,783.61 per month) for the period commencing August 1, 2009 and ending July 31, 2010.
          3. Notwithstanding anything to the contrary contained herein, it is agreed that, so long as Tenant is not in default of this lease, Tenant shall not be required to pay base rent from the Commencement Date until September 1, 2005. The foregoing rent concession shall not be deemed to extend the expiration date of this Lease. If Tenant defaults under this lease or abandons or fails to take occupancy of the demised premises and if, as a result of such default, this Lease is terminated by Owner within one year of the Commencement Date hereof, the rent concession provided in the first sentence of this paragraph shall be deemed void and, in addition to any other damages due Owner, one (1) months’ base rent shall thereupon be deemed due and payable to Owner as reimbursement for such rent concession period.

RIDER TO LEASE, DATED AS OF JULY 11, 2005,
BETWEEN SCANDIA REALTY LIMITED PARTNERSHIP,
AS OWNER, AND INTELLECT NEUROSCIENCES, INC., AS TENANT
          41. Conflicts. If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.
          42. Real Estate Taxes. (a) For the purposes of this Lease, the following terms shall have the following meanings:
(i) “Real Estate Taxes” shall mean all taxes, assessments, and special assessments levied, assessed or imposed at any time by the City of New York or by any other governmental authority upon or against the land and building of which the demised premises form a part and any rights or interests appurtenant thereto, including air rights (hereinafter referred to as the “real property”), all taxes, assessments, charges and levies imposed upon or against the real property with respect to a business improvement district within which the real property is or may hereafter be located, and all taxes and assessments levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the real property to the extent that same shall be in lieu of an addition to, or a substitute for, all or a portion of any of the aforesaid taxes or assessments upon or against the real property. If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee, or governmental imposition, however designated, shall be levied, assessed or imposed against Owner, the land and/or building or the rent or profit therefrom in lieu of an addition to, or as a substitute for, all or any part of said real estate taxes, then such franchise, license, income, transit, profit, or other tax, fee, or governmental imposition shall be deemed to be included within the definition of Real Estate Taxes for the purposes hereof.
(ii) “Tax Year” shall mean each 12-month fiscal period commencing July 1 and ending June 30 (or any other such period as may be adopted by the City of New York as its fiscal year for computing taxes), any portion of which occurs during the term of the Lease.
(iii) “Base Tax Year” shall mean the Tax Year commencing July 1, 2005, and expiring June 30, 2006.
(iv) “Subsequent Tax Year” shall mean each Tax Year commencing within the term of this Lease which shall be subsequent to the Base Tax Year.
(v) “Tenant’s Proportionate Share” shall mean eleven and ll/100ths percent (11.11%).
          (b) If in any Subsequent Tax Year, Real Estate Taxes shall be greater than Real Estate Taxes for the Base Tax Year for any reason (including but not limited to increase(s) in tax rate, and/or increase(s) in assessed valuation occurring by reason of, among other things, changes in the method of assessment, reassessments occurring in the normal course or outside of the normal course, and increases in assessments by reason of improvements, alterations and additions to the building made by Tenant, other tenants, and/or Owner), foreseen or unforeseen, Tenant shall pay, in addition to the base rent and as additional rent for such Subsequent Tax Year, an amount (hereinafter called “Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share of such increase. Such additional rent shall be paid by Tenant notwithstanding the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes by reason of Tenant’s diplomatic, charitable, or otherwise tax exempt status, or for any other reason whatsoever.
          (c) At any time during or after any Subsequent Tax Year Owner shall furnish Tenant with a statement setting forth the amount of Real Estate Taxes and Tenant’s Tax Payment for such Subsequent Tax Year. Tenant shall pay Tenant’s Tax Payment at least fifteen (15) days before the first day of the month in which the Real Estate Taxes for such Subsequent Tax Year become due; provided, however, that if Real Estate Taxes for such Subsequent Tax Year are payable in installments, then Tenant’s Tax Payment for such Subsequent Tax Year shall be likewise payable in proportionate installments, each such installment to be paid within fifteen (15) days before the date on which the corresponding installment of Real Estate Taxes for such Subsequent Tax Year becomes due. If any Real Estate Taxes (or installment thereof) become due and payable by Owner prior to the furnishing to Tenant of a statement, Tenant shall pay Tenant’s Tax Payment (or installment(s) thereof, if applicable) within 10 days of the furnishing to Tenant of such statement.
          (d) Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the real property. If the assessed valuation which had been utilized in computing Real Estate Taxes for the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then (A) the Real Estate Taxes for the Base Tax Year shall be retroactively adjusted to reflect such reduction, (B) Tenant’s Tax Payment shall be adjusted accordingly, and (C) any retroactive additional rent resulting from such retroactive adjustment shall be payable by Tenant forthwith after the rendition of a bill therefor.
          (e) If after Tenant shall have paid Tenant’s Tax Payment with respect to any Subsequent Tax Year, Owner shall receive a refund of any portion of the Real Estate Taxes paid with respect to such Subsequent Tax Year, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Owner shall promptly after receiving such refund pay Tenant its Proportionate Share of the net refund or, at Owner’s option, credit Tenant’s Proportionate Share of such net refund against the next succeeding installment(s) of rent and additional rent coming due. The “net refund” shall be determined by deducting from the refund all expenses (including but not limited to reasonable attorneys’ fees, expert’s fees and disbursements) incurred by Owner in obtaining such refund.
          (f) If this Lease shall expire or terminate on a day other than the last day of a Subsequent Tax Year, Tenant’s Tax Payment for such Subsequent Tax Year shall be prorated as of the date of such expiration or termination, so that Tenant shall be required to pay only such proportion thereof as the portion of such Subsequent Tax Year prior to such expiration or termination bears to the entire Subsequent Tax Year.
          (g) In no event shall the base rent (exclusive of the adjustments described in this Article) or additional rent payable under other Articles of this Lease be reduced by virtue of any decrease in the Real Estate Taxes.

          43. Utility Cost. (a) For purposes of this Lease, the following terms shall have the following meanings:
                    (i) “Utility Cost” shall mean Owner’s cost for all fuel (including, but not limited to, oil, gas, steam and coal) delivered to the building.
                    (ii) “Base Utility Cost” shall mean Owner’s Utility Cost for the 2005 calendar year.
                    (iii) “Subsequent Utility Year” shall mean the 2006 calendar year and each subsequent calendar year.
               (b) If the Utility Cost payable for any Subsequent Utility Year (any part or all of which falls within the term of this Lease) shall represent an increase above the Base Utility Cost, then the base rent for such Subsequent Utility Year (and thereafter until a new statement with respect to the Utility Cost is rendered to Tenant), shall be increased by Tenant’s Proportionate Share of such increase and such increase shall be payable as additional rent.
                    At any time during or after a Subsequent Utility Year, Owner shall furnish Tenant with a statement setting forth a comparison of the Utility Cost for such Subsequent Utility Year with the Base Utility Cost, and the additional rent due with respect to such increase in Utility Cost. Tenant shall pay Owner, within 15 days of receipt of such statement, in one lump sum, the entire amount of the additional rent due with respect to the increase in Utility Cost.
               (c) (i) Any statement sent to Tenant with respect to Real Estate Taxes and Utility Cost shall be binding upon Tenant unless, within thirty (30) days after such statement is sent, Tenant shall send a written notice to Owner objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. Pending the determination of such dispute Tenant shall pay all additional rent shown on such statement, and such payment and acceptance shall be without prejudice to Tenant’s position.
                    (ii) In no event shall the base rent be reduced by virtue of any decrease in Real Estate Taxes or Utility Cost. Additional rent payable with respect to Real Estate Taxes and Utility Cost shall be computed separately, and any decrease in Utility Cost or Real Estate Taxes shall not be set off against any increase in the other.
                    (iii) The expiration or termination of this Lease during any Subsequent Tax Year or Subsequent Utility Year for all or any part of which there is additional rent payable under Article 42 or this Article shall not affect the rights or obligations of the parties hereto with respect to such increase, and any statement relating to such increase may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such statement shall be payable within twenty (20) days after such statement is sent to Tenant.
                    (iv) Any additional rent due under this Article or Article 42, shall be collectible by Owner in the same manner as the base rent, and Owner shall have all rights with respect thereto as he has with respect to the base rent, including all the remedies available under Article 17 with respect to rent.
          44. Certifications. (a) Tenant shall, without any charge at any time and from time to time, within ten (10) days after request by Owner, certify by written instrument, duly executed, acknowledged and delivered, to any ground lessor; mortgagee; assignee of any ground lessor or mortgagee; purchaser; or any proposed mortgagee, ground lessor, assignee or purchaser, or any other party specified by Owner:
                    (i) that this Lease is unmodified and in full force and effect in accordance with its terms (or, if there has been modification, that the same is in full force and effect in accordance with its terms as modified and stating the modifications);
                    (ii) whether Tenant has accepted and is in possession of the premises demised hereunder, has opened for business and the term has commenced, and is paying the base rent and all additional rent herein reserved;
                    (iii) the Commencement Date and Expiration Date of this lease;
                    (iv) whether, to the best of Tenant’s knowledge, Owner is in default of its obligations under this lease;
                    (v) whether there are then, existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same);
                    (vi) the fixed rent and additional rent then payable by Tenant and the dates, if any, to which the rental and other charges hereunder have been paid in advance; and
                    (vii) the status of any other matter relating to this Lease set forth in such request.
               (b) If, in connection with obtaining financing for the building, a bank, insurance company or other institutional lender shall request reasonable modification(s) of this Lease as a condition to such financing, Tenant will not withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder, or increase its costs in connection with this Lease or its use of the demised premises, or materially adversely affect the leasehold interest hereby created.
          45. Signs. Supplementing Paragraph No. 5 of the Rules and Regulations attached to this Lease, it is agreed that Tenant shall not exhibit, inscribe, paint or affix its name on the entrance door to the demised premises without the prior written consent of the Owner as to the size, color and design of such lettering.
          46. Insurance. (a) Tenant shall provide on or before the Commencement Date, at its own expense, and keep in force during the term hereof and at all times Tenant, or any person or entity holding possession through Tenant, is in possession of the demised premises, the following insurance: (i) a policy of Commercial General Liability insurance (or other form of policy required by Owner that is customarily required by landlords of tenants leasing space in comparable buildings in mid-town Manhattan) with a per occurrence combined single limit of not less than Two Million Dollars ($2,000,000) protecting Tenant, Owner, Owner’s general partner (if any), Owner’s managing agent (if any), and persons and entities designated by Owner against claims for bodily injury, death, and property damage, including water damage, occurring in, upon, or about the demised premises or any appurtenances thereto; and (ii) property insurance, in an amount equal to 100 percent of full replacement value, covering Tenant’s property and any alterations, additions and installations made by or on behalf of Tenant and insuring against all risks, including fire and other risks included in the standard New York form of property insurance (currently, special form), and (iii) workers’ compensation insurance as required by law. Such policies are to be written by good and solvent insurance companies satisfactory to Owner and shall be in form and substance satisfactory to Owner. The Commercial General Liability insurance policy shall also cover fire damage and legal liability in a limit of not less than $500,000. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any, provided such blanket policy (as to the Commercial General Liability policy) contains an endorsement that names Owner, Owner’s general partner and its designees as additional insureds, references the demised premises, guarantees a minimum limit available for the premises equal to the insurance amounts required in this Article, and otherwise complies with the provisions of this Article. The insurance carrier shall have a policy holder’s rating of no less than “A+7” in the most current edition of Best’s Insurance Reports (or any successor publication reasonably selected by Owner if Best’s Insurance Reports discontinues publication) and shall be authorized to do business in the State of New York.
          (b) Prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Owner a certificate evidencing such insurance, satisfactory to Owner, together with evidence of payment for the policy. In addition, Tenant shall, promptly upon Owner’s request, furnish Owner with a copy of the then current paid-up policy, appropriately authenticated by the insurer; and/or a copy of the Declarations page of such policy.
          (c) The Commercial General Liability policy shall name Tenant as insured and shall name Owner, Owner’s general partner (if any), Owner’s managing agent (if any), and all designees of Owner as additional insured. At the Commencement Date, such policy shall name “Scandia Realty Limited Partnership” and “Bardwell Jones, as general partner” as additional insureds; and shall contain endorsements that: (i) such insurance may not be cancelled or amended with respect to Owner (or its designee(s)), except upon thirty (30) days’ prior written notice by registered mail to Owner and such designees by the insurance company; and (ii) Tenant shall be solely responsible for payment of premiums and that Owner and its designees shall not be required to pay any premiums for such insurance. The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant’s liability under other provisions of this Lease.
          (d) Each Commercial General Liability policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Owner, and that any coverage carried by Owner shall be excess insurance.

          (e) Owner shall have the right to require Tenant from time to time to increase the amount of coverage under such policy or policies, provided such increases are reasonable.
          (f) Any delay by Owner in exercising, or failing to exercise, any right hereunder shall not be deemed a waiver of such right or of any future obligation of Tenant under this Article.
          47. Application of Tenant Payments. If Tenant is in arrears in payment of rent or additional rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Owner may apply any payments made by Tenant to any items Owner sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.
          48. Late Payment: Bounced Checks. (a) Tenant hereby acknowledges that late payment by Tenant to Owner of rent or other sums due under this Lease will cause Owner to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, late charges which may be imposed upon Owner by the terms of any mortgage or trust deed covering the real property for late payment, and interest and penalty charges which may be incurred by Owner in the event of late payment of Real Estate Taxes. Accordingly, if Tenant shall fail to pay all or any part of any installment of base rent or additional rent when due, Tenant shall pay as additional rent hereunder to Owner a late charge of six ($0.06) cents for each dollar of the amount of such base rent and additional rent which shall not have been paid to Owner when due.
               (b) If Tenant pays any rent or other charge with a check that is, for any reason, refused for payment by the bank on which it is drawn, Tenant shall pay Owner a $50 service charge.
               (c) The late charges and service charges payable pursuant to paragraphs (a) and (b) above shall be (i) payable on demand and (ii) without prejudice to any of Owner’s rights in remedies hereunder, at law or in equity, for nonpayment or late payment of rent or other sums, but shall be in addition to any such rights and remedies. No failure by Owner to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges or service charges as provided in this Article shall constitute a waiver by Owner of its right to enforce the provisions of this Article in any such instance or in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice period provided for in Article 17 of this Lease.
               (d) Owner, at Owner’s option, shall have the right, when Tenant is in default in the payment of rent or additional rent, to demand payment by certified, bank or teller’s check or by postal money order with respect to such payment. If Tenant defaults two or more times in the payment of rent or additional rent in any year, Owner may require Tenant to pay all future rent and additional rent by certified, bank or teller’s check or by postal money order.
          49. Broker. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the negotiation or consummation of this Lease, other than Bardwell Jones and Tungsten Properties, a division of Tungsten Partners LLC (“Brokers”), and Tenant covenants and agrees to pay, hold harmless and indemnify Owner from and against any and all cost, expense (including without limitation, attorneys’ fees and expenses) or liability arising in connection with any claim for compensation, commissions or charges claimed by any broker or agent, other than Brokers, with whom Tenant has dealt with respect to this Lease or the negotiation thereof.
          50. Electric. Tenant shall obtain electric service for the demised premises directly from the utility or other electric provider or distributor then selected by Owner (currently Con Edison) to serve the building. In connection therewith, Tenant shall be responsible for all wiring from the feeders to the demised premises, and all electrical work within the demised premises. Subject to Owner’s rights to require removal, as set forth in Article 3, all electrical work, installations, and wiring, including light fixtures, shall become the property of Owner, and shall remain in the demised premises and the building, and surrendered to Owner, upon installation. Owner shall not be liable for any injury or damage incurred by Tenant, and Tenant shall not be entitled to any set off or reduction in or abatement of rent, if there is any interruption in or failure of the supply of electric service to the demised premises or if the quantity, quality or character of the electric service to the demised premises is changed.
          51. End of Lease. The parties recognize and agree that the damage to Owner resulting from any failure by Tenant timely to surrender the premises at the expiration of the term of this Lease will include, but not be limited to, use and occupancy; and that the damages for use and occupancy may be substantial and are not readily ascertainable. Tenant therefore agrees that if possession of the premises is not surrendered to Owner within one (1) day after the date of the expiration of the term of this Lease then Tenant will pay Owner as liquidated damages for use and occupancy each month and for each portion of any month during which Tenant holds over in the premises after expiration of the term of this Lease, a sum equal to two times the average rent and additional rent which was payable per month under this Lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration of the term of this Lease. The provisions of this Article shall not be deemed to renew or extend the term of this lease or otherwise to entitle Tenant to remain in possession of the demised premises beyond the term of this lease. Tenant acknowledges that Owner’s remedies for breach of lease, including holdover, are cumulative; that the foregoing provision is intended only to liquidate the amount of use and occupancy damages; and that any claim by Owner for use and occupancy, as limited by this Article, shall not preclude Owner from recovering other damages or exercising any other right or remedy it may have for breach. If the demised premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Owner against all liability and expense (including any consequential damages and reasonable attorneys’ fees) incurred by Owner by reason of such delay by Tenant in surrendering the demised premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay, any payment or rent concession, credit or abatement which Owner may be required to make to any tenant obtained by Owner for all or any part of the demised premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant, and the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant. Further, if Tenant fails to timely to surrender the demised premises at the expiration of the term of this Lease, Tenant shall reimburse Owner for all reasonable attorneys’ fees and costs incurred by Owner to recover possession of the demised premises, including but not limited to attorneys’ fees and costs incurred in connection with any holdover proceeding and any appeal(s) in connection therewith.

          52. Assignment; Subleases; Transfers. Supplementing Article 11 hereof, it is understood and agreed as follows:
               (a) Subject to Owner’s right to cancel and terminate the Lease as set forth in subparagraph (f) of this Article, Owner covenants and agrees that it will not unreasonably withhold its consent to Tenant’s assignment of this Lease or subletting of all of the demised premises to any other person, firm, or corporation, provided all of the following requirements are met:
                    (i) Such assignee or subtenant shall use and occupy the demised premises only for the purposes set forth in Article 2 hereof and said use shall be in keeping with the then character and dignity of the building. Notwithstanding the foregoing, the demised premises may be used by a subtenant or assignee for professional offices, general offices or executive offices, provided however, that such permitted office use (professional, general or executive) shall not include (1) medical or dental offices or other offices providing health, mental health, counseling or health-related services (such as chiropractic offices, acupuncture offices, or psychologist offices), (2) offices for banks, public stenographers or typists, a telephone or secretarial service, messenger service, travel or tourist agency, employment agency; governmental or quasi-governmental entity, bureau, department or agency; any firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space, (3) offices for any entity that may claim sovereign immunity, (4) any office use that services the general public or otherwise would generate an unusual amount of traffic in the building, or (5) any use that would violate any exclusive right Landlord has granted any other tenant of the building.
                    (ii) Tenant submits to Owner by certified mail, return receipt requested, a written request (the “Consent Request”) for Owner’s consent which shall include (a) the name and address of the proposed subtenant or assignee, (b) the terms and conditions of the proposed assignment or sublease, (c) the nature and character of the business of the proposed subtenant or assignee, (d) current bank, financial and other credit information on the proposed subtenant or assignee, and (e) a copy of the proposed assignment or sublease, fully executed, which assignment or sublease shall be in compliance with the requirements of subparagraph (b), it being understood that no such assignment or sublease shall become effective until Owner consents to the assignment or sublease. Tenant shall promptly supply Owner with such additional information as Owner may reasonably request.
                    (iii) Tenant shall not assign or sublet to anyone who at the time is a tenant, subtenant, or assignee in possession of premises in the building or who is then negotiating with Owner for space in the building, or to any governmental agency or subdivision.
                    (iv) At the time of such assignment or sublet, this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant.
                    (v) Tenant shall reimburse Owner on demand for any reasonable costs that may have been incurred by Owner in connection with said assignment or sublease, including the costs of investigating the proposed assignee or subtenant and Owner’s reasonable legal costs.

               (b) If Tenant assigns this Lease, Tenant promptly shall deliver to Owner a fully executed counterpart of an assignment and assumption agreement, duly acknowledged, in form and substance reasonably satisfactory to Owner, under which the assignee assumes all of the obligations of the Tenant under this Lease and agrees to be bound by all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed or performed. Any proposed sublease shall be for a term ending not later than one day prior to the Expiration Date, and shall provide as follows: (A) the sublease is subject and subordinate to this Lease and to the matters to which this lease is or shall be subject and subordinate; (B) the subtenant shall not, without Owner’s consent or approval, take any action, which, if to be taken by Tenant, would require Owner’s consent or approval; (C) the subtenant shall, upon notice from Owner that Tenant is then in default of this lease, pay the rent under the sublease directly to Owner, to be applied to the base rent and additional rent under this lease (and Tenant hereby consents to that payment and agrees that any such payment shall be credited against the subtenant’s rent obligation under the sublease); (D) the subtenant shall, with respect to the subleased space and the subtenant’s property, carry the insurance and furnish to Owner the evidence thereof required by this lease to be carried and furnished by Tenant, and shall name Owner and any other party designated by Owner as additional insureds on its commercial general liability insurance, and (E) in the event of any termination, re-entry or dispossess by Owner under this lease, the subtenant shall vacate the sublet premises, unless Owner, at Owner’s option, elects to take over all right, title and interest of Tenant, as sublandlord, under the sublease, in which event the subtenant shall, at Owner’s option, attorn to Owner pursuant to the then executory provisions of the sublease, except that Owner shall not be (i) liable for any previous act or omission of Tenant under the sublease, (ii) subject to any offset not expressly provided in the sublease, or (iii) bound by any change (other than a termination or a reduction in term) or extension of the sublease or prepayment of more than one month’s rent to which Owner did not consent.
               (c) In the event of any assignment or sublet, Tenant shall remain liable for the performance of all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed or observed. Further, Tenant’s liability hereunder shall not be affected by any modification or agreement made between Owner and any assignee or subtenant, or by reason of any delay or failure on Owner’s part to enforce any of its rights under this Lease; provided that if any such modification or agreement increases the obligation of the tenant under this Lease, the liability of the assignor-Tenant under this Lease shall continue to be no greater than if such modification or agreement had not been made.
               (d) The consent by Owner to any assignment, transfer, sublet, occupancy, mortgage, pledge or encumbrance shall not in any way be deemed to relieve Tenant from obtaining the express consent of Owner to any further such transaction, in accordance with the terms of this Lease. No assignee shall further assign the Lease or sublease all or part of the demised premises without Owner’s consent; and no subtenant shall assign its sublease or further sublease all or part of the demised premises without Owner’s consent.
               (e) Tenant’s failure to comply with all of the provisions and conditions of this Article shall, at Owner’s option, render any purported assignment or subletting null and void and of no force and effect.
               (f) If Tenant has a bona fide intention to assign this Lease or to sublet all or any portion of the demised premises, then upon receipt of Tenant’s notice of such intent (the “Tenant Intent Notice”), Owner may, at its option, elect to terminate the Lease by notice given to Tenant, which notice shall specify a date for the termination of the Lease (the “Termination Date”). Owner shall exercise such option by giving Tenant notice of exercise within thirty days after the date it receives the Tenant Intent Notice. The Termination Date shall be a date no earlier than two (2) months and no later than four (4) months after the date the Tenant Intent Notice is delivered to Owner. Upon the Termination Date; the Lease and the term thereof shall end and expire as fully and completely as if such date were the date set forth in the Lease as the stated expiration date of the term of the Lease. Tenant shall thereupon quit, surrender and vacate the demised premises without prejudice however to Owner’s rights and remedies against Tenant under the Lease provisions in effect prior to the Termination Date or with respect to periods prior to the Termination Date, and any rent owing shall be paid up to such date and any security deposit (subject to Article 32) and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. If Tenant fails to assign the Lease or sublease the entire premises within 6 months of the date such Tenant Intent Notice (or any subsequent Tenant Intent Notice) is delivered to Owner, such Tenant Intent Notice shall be void and of no further force or effect; and, if Tenant still desires to assign this lease or sublease the entire premises, Tenant shall submit to Owner another Tenant Intent Notice and Owner shall again have the option to terminate this Lease as provided in this subparagraph.
               (g) If Owner shall reasonably withhold its consent to any assignment or sublet, or exercise any of its options under this Article, Tenant shall indemnify, defend and hold Owner harmless from and against any and all loss, liability, damages, costs and expenses (including reasonable attorneys’ fees) resulting from any claim that may be against Owner by the proposed assignee or subtenant, or by any brokers or other persons claiming compensation or commissions in connection with the proposed assignment or sublease.
               (h) If Tenant is a corporation, partnership, limited liability company, or other entity, the transfer (whether by a single transfer or by a series of related or unrelated transfers) of 50% or more of the stock, partnership interests, membership interests, or other interests of Tenant, or of any Parent Entity (hereinafter defined), however accomplished and whether effected voluntarily or by operation of law, shall be deemed an assignment of this Lease which requires Owner’s consent and which is subject to the provisions of Article 11 and this Article, whether such transfer(s) shall involve a transfer or transfers of outstanding interests of Tenant and/or the issuance of interests in Tenant (whether stock, partnership, membership interests or other interests). A “Parent Entity” is any entity that owns 50% or more of the stock, partnership interests, membership interests, or other interests of Tenant. The provisions of this subparagraph (h) shall not apply to any sale or other transfer of shares of Tenant (or partnership, membership, or other interests in Tenant) so long as Tenant is a publicly held corporation or entity whose shares or interests are traded on a nationally recognized stock exchange. Any transfer(s) or issuance of the stock, partnership interests, membership interests, or other interests of a subtenant (or of a subtenant’s parent entity) shall be deemed an assignment of the sublease subject to the provisions of Article 11 and this Article, including subpar. (d) of this Article, if same would be deemed an assignment of this Lease if effected with respect to Tenant or a Parent Entity.

               (i) Tenant may sublease part of the demised premises to any entity that controls, is controlled by or is under common control with Tenant without Owner’s consent and such sublease shall not be subject to the provisions of subpar. (f) above, provided Tenant gives Owner notice of such sublease and the name and employer identification number of the subtenant promptly after such transaction is effected. All of the other provisions of this Article shall apply to such sublease transaction.
          53. “As is.” Owner is not required to perform any work in the demised premises or the HVAC equipment serving the demised premises to prepare the demised premises for Tenant’s occupancy, and Tenant accepts the premises and such equipment in their “as is” condition. Tenant is advised that the hot water heater is not working.
          54. Tenant’s Work. Supplementing Articles 3 and 6 hereof:
               (a) Owner shall not unreasonably withhold or delay its consent to non-structural alterations, changes, additions, and improvements to the demised premises, provided same do not adversely affect building systems. All alterations, improvements and/or repairs of the demised premises made or caused to be made by Tenant (“Tenant’s Work”) and any signs installed by Tenant, shall comply with all laws, orders, regulations, rules of governmental authorities (including but not limited to the Buildings Code and any Landmarks regulations) and all rules and regulations of insurance underwriters. Tenant shall, at Tenant’s expense, procure all necessary permits, licenses, certificates and approvals, as and when required by law, from all governmental authorities for Tenant’s Work, and promptly shall deliver to Owner copies of same. All Tenant’s Work shall be performed promptly and diligently and, in addition, all Tenant’s Work shall be completed and all necessary certificates, approvals and sign offs relating to such work shall have been obtained and filed within 6 months of the commencement of Tenant’s Work, subject to delays caused by force majeure.
               (b) In no event shall Tenant commence the performance of Tenant’s Work until Tenant has submitted to Owner and Owner has approved detailed plans and specifications prepared by Tenant at its expense for such work (the “Plans”) and until Tenant has procured all necessary permits and licenses and delivered copies of such permits and licenses to Owner. Tenant shall promptly prepare and submit to Owner such amended plans and specifications as are necessary to meet Owner’s objections, if any, to Tenant’s proposed plans and specifications. If Tenant alters such plans and specifications, Tenant shall promptly submit all such proposed changes and alterations to Owner for Owners approval. Tenant shall deliver copies of the Plans and all changes and amendments thereto, in triplicate, to Owner at the following address or to such other address as Owner may direct: Scandia Realty Limited Partnership, 176 Rowayton Avenue, Rowayton, CT 06853 (or such other address as Owner may designate). Tenant agrees that Owner may, in connection with any such proposed alterations, installations, changes and improvements, consider, among other things, whether Tenant’s proposed changes may be suitably integrated with the building’s existing facilities and any planned improvements by Owner.
               (c) Tenant shall pay to Owner, within 10 days of being billed therefor, all reasonable costs incurred by Owner in reviewing the Plans and all changes and amendments thereto and in inspecting and reviewing Tenant’s Work to determine compliance with the Plans and with the applicable provisions of this Lease, including architect’s and engineer’s fees.

               (d) Before commencement of work, Tenant’s general contractor and each subcontractor shall obtain, and furnish Owner with certificates insurance evidencing, the following insurance:
(i) Workers Compensation Insurance as required by law, covering all persons employed in the execution of Tenant’s Work; and
(ii) Commercial general liability insurance covering personal injury, death and property damage on an occurrence basis in a combined limit of liability of not less than $2,000.000.00. Such insurance shall also include Contractual Liability and Products/Completed Operations coverage and shall name Tenant, Owner, Owner’s general partner (if any), Owner’s managing agent (if any), and Owner’s designees as additional insured.
Tenant shall furnish Owner with certificates evidencing all such coverages prior to the commencement of Tenant’s Work; and, upon request, with certified copies of such policies and/or the Declarations pages.
               (e) Tenant shall improve the premises in accordance with the approved Plans in a good and workmanlike manner and in a first class manner with first class materials. Supplementing (and without limiting Owner’s rights under) Article 13, Owner and its architects, engineers, contractors, and employees may, from time to time, inspect the demised premises during the course of the performance of Tenant’s Work, which inspection may be made without advance notice of any kind. Owner’s review and approval of the Plans and inspection of Tenant’s Work shall not constitute a warranty or representation on Owner’s part that such Plans and Tenant’s Work complies with all legal requirements.
               (f) Tenant agrees that the performance of Tenant’s Work shall not cause any work stoppage, unreasonably interfere with or disturb other tenants of the building, interfere with any work being performed by Owner or interfere with use of the building’s common areas.
               (g) Tenant shall use only experienced architects, contractors (including air conditioning contractors), subcontractors, mechanics, and licensed plumbers and electricians approved by Owner, which approval shall not be unreasonably withheld or delayed, and shall submit the names of such persons or entities to Owner for approval at least 10 days’ prior to commencement of Tenant’s Work.
               (h) Tenant may not exhaust out the windows or install any air conditioning units in any of the windows of the building or premises.
               (i) At the end of the lease term Tenant shall, at Tenant’s sole expense, remove all telecommunications conduit and equipment installed by Tenant at the demised premises and in the building. Tenant shall repair any damage to the demised premises and building caused by such removal.
               (j) Owner shall, if Tenant so requests at the time Tenant delivers the Plans to Owner for approval, advise Tenant in writing of what alterations, additions, improvements and installations Owner shall require Tenant to remove at the end of the term of the Lease; provided that the foregoing does not affect Tenant’s obligations under subpar. (i) above.

          55. HVAC System. (a) Tenant shall enter into and maintain, at Tenant’s expense, a full service, maintenance and repair contract, in form and substance satisfactory to Owner, with a reputable service company selected by Owner to service heating, ventilation, and air conditioning (“HVAC”) equipment serving the demised premises (whether such equipment is in the demised premises or elsewhere in or on the building and whether or not Tenant has installed such equipment), at Tenant’s expense. Tenant shall, from time to time, furnish Owner with a copy of such service contract within ten (10) days after request. If Tenant fails to obtain or maintain such service contract, Owner may, at its option, enter into a service contract providing for the maintenance, repair, and servicing of the aforesaid HVAC equipment and bill Tenant for the charges due under such contract. Any such charges shall be paid by Tenant within 5 days after Owner delivers a bill therefor to Tenant, and such charges shall be deemed additional rent.
          (b) Tenant shall be responsible for (i) keeping the HVAC system in good working order and making all needed repairs and replacements to such HVAC system, and (ii) complying with all laws, rules and regulations concerning the HVAC system, including with respect to any freon used in or with such system. All HVAC and ventilation equipment installed by Tenant in the demised premises shall, upon installation, become the property of Owner and shall, subject to Article 54(k), at the expiration or sooner termination of this Lease remain upon and be surrendered with the premises unless Owner, by notice to Tenant no later than 20 days prior to the date fixed as the termination of the Lease, elects to relinquish Owner’s right thereto and to have such removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of this Lease at Tenant’s expense. Tenant shall not, prior to the expiration of this Lease, remove all or a portion of such HVAC system without Owner’s consent unless Tenant concurrently replaces such system or the removed part with new equipment of like quality.
          (c) Notwithstanding any contrary provision of this lease, Owner’s sole obligation with respect to providing heat to the demised premises shall be to bring steam or other form of heat to a point in the demised premises at the times specified in this lease. It is Tenant’s responsibility to distribute such heat.
          56. Existing Installations/Plumbing. (a) Supplementing Article 3: Any HVAC equipment, carpeting, fixtures and “built-ins,” including lights, plumbing, and shelving, now in the demised premises are the property of the Owner. Tenant is granted a license to use such equipment and items during the term of this Lease. Owner makes no representations or warranties with respect to the foregoing, and Tenant accepts such in their “as is” condition.
               (b) If there are any plumbing fixtures within the demised premises, including but not limited to sinks and toilets, Tenant shall keep such fixtures in good order and repair and replace same as needed. Tenant shall also repair and replace the plumbing lines, valves, and pipes connected to or running from such fixtures to the point at which such lines, valves and pipes connect with the building’s common plumbing lines.
          57. Security Deposit. Notwithstanding the security provision contained elsewhere in this Lease, it is hereby agreed that the amount of the security described in Article 32 of this Lease shall be increased each time the monthly payments of base rent increase so that Owner shall at all times have and maintain six full months’ rent as security. Tenant shall pay to Owner any such increase in security within ten (10) days of being billed therefor.

          58. Default. Article 17(1) is modified by adding the following language after the clause “rent or additional rent;” on the third line thereof: “or if Tenant shall have failed , after 5 days written notice to Tenant, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall have failed, within ten (10) days of being billed therefor, to pay Owner any increase in security otherwise required under this Lease, including pursuant to Article 57; or if Tenant shall fail more than two (2) times in any period of twelve consecutive months to make a payment when due of any rent or additional rental, and Owner shall have given Tenant notice of such default after two such occurrences;”.
          59. Freight Elevator Service. Owner may provide freight elevator service on business days from 9 a.m. to 5 p.m. (excluding lunch hour), excluding legal holidays and Service Employees Union Local 32B holidays. Such service may be discontinued by reason of accident, or emergency, or for repairs, alterations, replacements or improvements which are in the judgment of Owner desirable or necessary to be made, until such repairs, alterations, replacements or improvements have been completed, or if Owner otherwise elects to terminate freight elevator service. Tenant acknowledges that it has been advised by Owner that the building does not employ a full-time person to operate the freight elevator. Accordingly, freight elevator service, if provided, will be provided by the building’s superintendent or another employee as part of their other duties in the building. Accordingly, such service will be provided during the hours and days set forth above at the request of Tenant on reasonable prior notice (which notice shall be no less than 4 hours), rather than on a full-time basis; and such service shall be subject to the availability of such building superintendent or other employee.
          60. Tenant Access. As of the date of this Lease, entry to the building by tenants and their employees is through use of a “proximity card reader” (or programmable “key” cards, rather than keys). Upon execution of this Lease, Owner will furnish to Tenant 7 such “key” cards for its use and that of Tenant’s employees. If Tenant needs additional “key” cards, Owner will provide such additional cards upon Tenant’s reasonable request; provided that Tenant reimburses Owner for the cost of such additional key cards. As of the date of this Lease, the cost is $10 per card, but such cost may increase from time to time. At the expiration or sooner termination of this Lease, Tenant shall return all cards originally issued to it, and if all 7 cards issued to it are not returned to Owner, then Tenant shall pay Owner, as additional rent, the cost to Owner of replacing such missing cards.
          61. Notices. Any notice required or permitted to be given or served hereunder by Owner may be given or served by Owner’s agent.
          62. Limited Guaranty. Tenant’s principal, Mark Germain, shall execute and deliver to Owner, simultaneously with the execution and delivery of this Lease, a Limited Guaranty in the form annexed hereto as Exhibit A.
          63. Compliance with Laws. Supplementing Article 6:
          (a) The Americans with Disabilities Act of 1990, together with the rules and regulations promulgated thereunder, as such law, rules and regulations may now or hereafter be amended or restated, are hereinafter referred to as the “ADA”. Tenant shall comply with all present and future requirements of the ADA, whether or not such compliance requires structural or non-structural changes and alterations to be made, as they relate to the demised premises. Tenant shall indemnify and hold harmless Owner from and against all claims, actions, costs, damages, penalties, losses and liabilities Owner may incur by reason of any action or proceeding instituted against Tenant and/or Owner by reason of any claim relating to the demised premises.
          (b) If the installation of a fire alarm system within the demised premises is required by reason of Tenant’s particular manner of use of the demised premises or any Tenant’s Work by any present or future legal or insurance requirement (whether law, code, rule, directive, or regulation of any municipal, federal or state authority, or by requirement of the National Board of Fire Underwriters, the New York Board of Fire Underwriters, or Owner’s insurer), Tenant shall, at its sole cost and expense, using contractors approved by Owner, comply with such requirement(s) and install such system(s) and all equipment relating thereto. Tenant shall thereafter be responsible, at its sole cost and expense, for the maintenance, modification, upgrade, repair, alteration and replacement of such fire alarm system(s) and equipment, and Tenant shall keep same in good working order and in compliance with all applicable legal and insurance requirements. If Tenant installs a fire alarm system and applicable legal or insurance requirements require such system(s) to be installed in the demised premises as part of a building-wide system (or to be otherwise connected to or integrated with a building system), the installation, repair, replacement and maintenance of such system(s) shall be performed by Tenant, at Tenant’s sole cost and expense, using only Owner’s designated contractors.
          (c) Supplementing Article 13: Tenant shall also adopt such procedures and take such actions as may be required by applicable laws and requirements relating to fire safety, including appointment of fire wardens and searchers and providing their names to Owner on a daily basis. Owner shall have access to the demised premises from time to time for the purpose of inspecting fire safety systems and Tenant shall immediately correct any deficiencies that are disclosed by any such inspection; but Owner’s inspections shall not be deemed a warranty or representation by Owner that the fire safety systems within the demised premises are in acceptable condition or in compliance with applicable legal and insurance requirements.
          64. LANDMARKS DESIGNATION. The Tenant is hereby notified that the demised premises are subject to the jurisdiction of the Landmarks Preservation Commission. In accordance with Sections 25-305, 25-306, and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced on the demised premises without the prior written approval of the Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to:
          (a) work to the exterior of the leased premises involving windows, signs, awnings, flagpoles, banners and storefront alterations; and

          (b) interior work to the leased premises that (1) requires a permit from the Department of Buildings or (2) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.
          65. Limitation of Remedies. If Owner has agreed with respect to any provision of this Lease not to unreasonably withhold or delay Owner’s consent or approval and if it shall be determined by appropriate judicial proceedings that Owner has violated such provisions, Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment and Tenant hereby waives any claim for money damages for such violation, including any claim by way of set-off, counterclaim or defense.
          66. Patriot Act Certification. Tenant certifies and represents that neither Tenant nor any person or entity that owns any direct or indirect beneficial interest in Tenant is, or is acting directly or indirectly for or on behalf of any group, entity, or nation, named by any Executive Order of the President of the United States or the United States Treasury Department as a terrorist or other “Specially Designated National and Blocked Person,” or other person, entity, nation or transaction banned or blocked pursuant to any law, order, rule or regulation that is enforced or administered by the United States Office of Foreign Assets Control or any successor entity, agency or department (an “SDN”). If Tenant is a privately owned entity, the persons listed below as “Principals” constitute all of the officers, directors, general partners, and persons and/or entities owning 25% or more of the shares, membership interests, or partnership interests (as the case may be) of Tenant. If Tenant is comprised of more than one person or entity, the foregoing certification is made as to each person and entity comprising Tenant. Any renewal right contained in this lease is void and of no force or effect if Tenant, or any of the persons and/or entities comprising Tenant if Tenant is comprised of more than one person or entity, or any of the Principals of Tenant, are listed as an SDN at the date of renewal. Tenant represents that the following is a list of all of the Principals of Tenant, consisting of all of the officers, directors, general partners, and members of Tenant, and all persons and/or entities owning 25% or more of the shares, membership interests, or partnership interests (as the case may be) of Tenant: MARK GERMAIN, DANIEL CHAIN, VIVI ZIV, HARVEY KELLMAN AND MARGIE CHASSMAN.
          67. Common Areas/Roof Antennas. Tenant may not install equipment, conduit, or other things in the building common areas, including but not limited to roof, stairwells, and basement, without Owner’s written consent, which may be granted or denied at Owner’s sole discretion. Without limiting the foregoing, if Owner elects to consent to installation of a satellite or master antenna on the building’s roof, such consent shall be conditioned on, among other things, Tenant’s execution of a license agreement in form and substance satisfactory to Owner. Tenant is not entitled to access to the building’s roof for any purpose whatsoever without Owner’s written consent.
          68. Closing of Windows. Notwithstanding anything to the contrary contained in Art. 8, Owner shall not temporarily close, darken or brick up the windows in the premises unless required to do so by law or unless such action is required to safeguard the building or its occupants or is required in connection with any alterations or improvements made to the building or to an adjacent building.

          69. Access. Supplementing Article 13: all entries made by Owner pursuant to the first sentence of Article 13 shall be made upon reasonable advance notice, which may be oral; provided that no advance notice shall be required in an emergency. In making any repairs, alterations, additions and/or improvements in or to the demised premises or the building pursuant to Art. 13, or any other provision of this lease, Owner agrees to take reasonable steps to minimize interference with Tenant’s business provided that Owner shall not be under any obligation to engage labor at premium or overtime rates.
          70. Violations. (a) Notwithstanding anything to the contrary contained in Article 6. Tenant shall not be responsible for curing any violation of record covering the demised premises as to which a notice of violation was issued and outstanding as of the Commencement Date.
          (b) If there are any outstanding violations of record issued with respect to the building that prevent Tenant from obtaining a building permit or final approvals from the Buildings Department with respect to Tenant’s initial work to prepare the demised premises for Tenant’s occupancy, Owner shall cause such violations to be cured with reasonable promptness; provided that Owner shall have no obligation with respect to, and Tenant shall cure, any violations issued by reason of the acts or omissions of Tenant, its contractors, subcontractors, employees, agents, servants, and/or invitees (including but not limited to any work performed by or for Tenant and any complaints made by Tenant to the NYC Buildings Department).

EXHIBIT A
Limited Guaranty

GUARANTY

Owner	Scandia Realty Limited Partnership, its grantees, successors, and assigns

Tenant	Intellect Neurosciences, Inc., its successors and assigns

Premises	9th floor (excluding common areas), in the building (the “Building”) known as 7-9 West 18th Street, New York, New York (as same may be reconfigured or changed pursuant to any amendment of the Lease)

Lease	Lease, dated on or about July 11, 2005, between Scandia Realty Limited Partnership, as Owner, and Intellect Neurosciences, Inc., for the Premises, as such lease may be amended, extended, and modified

Guarantor	The persons and entities who have signed this Guaranty as signatories
                 To induce Owner to lease the Premises to Tenant pursuant to the Lease and intending to be legally bound, Guarantor has executed and delivered this Guaranty to Owner. Guarantor represents that he is a principal of Tenant.
                 Guarantor hereby unconditionally and absolutely guarantees to Owner all of the following obligations:
1.	The full, prompt, and complete payment of all rent and additional rent due under the Lease, through and including the Vacate Date (hereinafter defined); and

2.	The full, prompt, and complete payment of all monetary obligations of Tenant to Owner, after the termination or expiration of the Lease term, by reason of Tenant’s occupancy of the Premises (or the occupancy of the Premises by anyone holding under or through Tenant), including but not limited to “use and occupancy” and any payments due in connection with any month-to-month tenancy, if any, that may arise, through and including the Vacate Date;

3.	That if any mechanic’s lien is filed against the Building for work claimed to have been done for or materials furnished to Tenant, its principals or agents, the same shall be discharged within 30 days thereafter by filing the bond required by law or otherwise. Guarantor further agrees to save Owner harmless and to indemnify Owner against any liabilities, costs, and expenses, including reasonable attorneys’ fees, incurred by Owner if any such mechanic’s liens filed against the Building are not discharged within such 30-day period, including any sums spent by Owner to cause the removal of such lien(s) or to otherwise exercise its rights under the Lease; and

4.	That if the Lease is terminated by reason of Tenant’s default (including but not limited to a termination effected through issuance of a warrant of eviction), Guarantor shall pay Owner, in addition to all other sums due under this

Guaranty, an amount equal to the product of (a) $28,233.36 and (b) a fraction, the numerator of which is the number of months that would have constituted the balance of the term of the Lease if the Lease had not been terminated (determined as of the date of termination of the Lease, and including any partial month), and the denominator of which is 60.
          The Vacate Date is the date that Tenant surrenders the Premises to Owner broom clean and vacant, and free of all occupants, and delivers to Owner a key to the Premises.
          Owner is not obligated to give Guarantor notice of any default by Tenant under the Lease or any termination notice, and Guarantor hereby waives such notices. Guarantor waives all other notices required or permitted to be given under the Lease or otherwise. Guarantor also waives acceptance and notice of acceptance of this Guaranty, and all demands for payment or performance.
          Guarantor waives all defenses other than payment in full.
          Guarantor’s liability under this Guaranty shall not be affected or impaired by any delay by or failure of Owner in enforcing any of its rights or remedies under the Lease or at law, or by any deferral, waiver, settlement, or release of Tenant’s obligations under the Lease or any accord and satisfaction or any forbearance by Owner in exercising any of its rights and remedies or by any other action, inaction, or omission by Owner.
          This Guaranty is independent of any security or remedies which Owner has under the law. Owner may proceed against Guarantor at any time, either independently of or concurrently with or in lieu of Owner’s application of any security held by Owner or Owner’s exercise of any remedies Owner may have against Tenant. Owner is not required to resort to any security deposit or other collateral it may hold and is not required to pursue any remedies it may have against the Tenant. No application of any security held by Owner shall be credited, offset or applied against any liability of Guarantor under this Guaranty. Nothing contained in this Guaranty shall be deemed to affect or limit any of Owner’s remedies against Tenant under the Lease or the law.
          Guarantor’s obligations under this Guaranty shall be unaffected by any discharge or release of the Tenant, its successors or assigns, or any of their debts, in connection with any bankruptcy, reorganization, or other insolvency proceeding or assignment for the benefit of creditors; any rejection or disaffirmation of the Lease in any bankruptcy, reorganization, or other insolvency proceeding or assignment for the benefit of creditors; or any reduction, modification, impairment or limitation of the liability of the Tenant, its successors or assigns, or of Owner’s remedies under the Lease, in connection with any bankruptcy, reorganization or other insolvency proceeding or any assignment for the benefit of creditors. In addition, if Owner is required to disgorge or pay back to the Tenant’s estate any payments made by the Tenant under the Lease in connection with any bankruptcy, reorganization or insolvency proceeding, Guarantor’s obligations as to such payments shall be reinstated.
          The liability of Guarantor shall continue during the entire term of the Lease and any renewals or extensions thereof, whether or not such renewals or extensions are entered into pursuant to any right or option contained in the Lease (subject to the cut off of Guarantor’s obligations as of the Vacate Date, as provided above). Guarantor’s liability shall continue even if the Lease is assigned or the Premises are sublet. Guarantor’s liability shall not be affected or impaired by reason of any modification or amendment of the Lease, whether or not such modification or amendment is pursuant to any right or option contained in the Lease (subject to the cut off of Guarantor’s obligations as of the Vacate Date, as provided above).
          Guarantor waives all right to trial by jury in any action or proceeding to which Owner and Guarantor are party, with respect to any claim, counterclaim, cross-claim, or defense raised with respect to this Guaranty or the Lease.
          Until all obligations of Tenant that are guarantied under this Guaranty are fully performed and the Lease has expired or terminated, all claims Guarantor may have against Tenant (including but not limited to any claim Guarantor has against Tenant for reimbursement of any payments made or costs incurred by Guarantor pursuant to this Guaranty) are subordinated to Owner’s claims against Tenant. Further, Guarantor shall not assert any claim Guarantor may have against Tenant (including but not limited to any claim Guarantor has against Tenant for reimbursement of any payments made or costs incurred by Guarantor pursuant to this Guaranty), until all obligations of Tenant that are guarantied under this Guaranty are fully performed.
          Guarantor shall reimburse Owner for all costs and expenses incurred by Owner in enforcing and/or attempting to enforce this Guaranty, including but not limited to court costs, reasonable attorneys’ fees and disbursements. Guarantor shall so reimburse Owner within 10 days after Owner bills Guarantor for such costs and expenses.
          If more than one person has signed this Guaranty, the term “Guarantor” shall be read as “Guarantors.” The use of the singular shall be deemed to refer to the plural whenever the context so requires. The use of the masculine, feminine, or neuter genders shall be deemed to refer to another gender wherever the context so requires.
          If more than one person or entity has signed this Guaranty, each of the undersigned shall be jointly and severally liable for all of the obligations hereunder. Any notice by the Owner to any one of the undersigned Guarantors shall be deemed given to all of the Guarantors and shall have the same force and effect as though given to all persons constituting the Guarantor.
          This Guaranty shall be binding upon Guarantor, his successors and legal representatives, and shall inure to the benefit of Owner, its successors, grantees, legal representatives and assigns.
          This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, the undersigned has set his hand as of this 11th day of July, 2005.

WITNESS:

Name: Mark Germain
Soc. Sec. No.:
Address:

INDIVIDUAL ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
          On the                      day of July in the year 2005 before me, the undersigned, a Notary Public in and for said State, personally appeared MARK GERMAIN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

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